SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: July 6, 2016
(Date of Earliest Event Reported: July 1, 2016)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300 Lake Forest, Illinois 60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Akorn, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders on July 1, 2016.  The voting results on the proposals considered at the Annual Meeting are provided below.

Proposal 1: Each of the nominees described in the Company’s 2016 proxy statement was elected to serve as a director until the conclusion of the Company’s 2017 annual meeting of shareholders or until his or her successor is duly elected and qualified, with the voting results as follows:

	For	Withheld	Broker Non-Votes
John N. Kapoor, Ph.D.	102,315,475	776,755	8,584,246
Kenneth S. Abramowitz	68,576,457	34,515,773	8,584,246
Adrienne L. Graves, Ph.D.	100,050,197	3,042,033	8,584,246
Ronald M. Johnson	66,621,146	36,471,084	8,584,246
Steven J. Meyer	66,379,618	36,712,612	8,584,246
Terry Allison Rappuhn	102,662,401	429,829	8,584,246
Brian Tambi	102,469,082	623,148	8,584,246
Alan Weinstein	90,666,071	12,426,159	8,584,246

Proposal 2: The Company’s appointment of BDO USA LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified, with the voting results as follows:

For	Against	Abstentions	Broker Non-Votes
106,972,254	1,280,367	2,846,331	0

Proposal 3: The Company’s executive compensation program described in its 2016 proxy statement was approved on a non-binding advisory basis, with the voting results as follows:

For	Against	Abstentions	Broker Non-Votes
99,743,230	2,535,684	176,333	8,643,705

Item 8.01 Other Events.

The Company has received notification from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has regained compliance with Nasdaq Listing Rule 5250(c)(1) regarding filing periodic financial reports, the annual shareholder meeting and proxy solicitation rules, and other applicable requirements as required by the Panel’s decision dated January 12, 2016. Pursuant to their notification, the Panel determined to continue listing the Company’s securities on The Nasdaq Stock Market and closed the matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

		By:	/s/ Duane Portwood
Duane Portwood
Chief Financial Officer

Date:	July 6, 2016